Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a- 14(a)

I, Richard J. Carty, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Bonanza Creek Energy, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: April 24, 2017

/s/ Richard J. Carty
Richard J. Carty, President and Chief Executive Officer